  Exhibit 99.1

   Thank you for being here today  We are glad to be together in person  Plan for the morning o Update from CHS Board of Directors o Business update o Financial report o Update on CHS businesses with a panel of leaders o Time for your questions

  Before we get started, please take a moment to review this slide, which has important information for our time together. Some of the business and financial topics we discuss may be considered forward-looking statements under United States securities laws. It’s important to understand that actual events and results could differ from our comments today.

  Remarks by Dan Schurr, chair, CHS Board of Directors  For more than 90 years, we’ve been helping our farmer owners grow their business. We’ve been partnering with cooperatives to meet the needs of our farmer-owners as they grow the food to feed the world.  That’s creating connections to empower agriculture.

  • The cooperative system is evolving rapidly and CHS language and official documents should reflect those changes. • The recommended amendments would: • Clean up obsolete language in the Articles of Incorporation and Bylaws • Confirm the current practice of allowing electronic and mail voting • Owners will have many opportunities to review and ask questions about the proposed amendments • At owner meetings in each region • At CHS owners forums • In conversations with Directors • Via website and email communications • The Board recommends bringing these updates to a vote at the 2021 CHS Annual Meeting – and we recommend approving the proposed amendments

  • Here are some examples of the obsolete language that would be removed from the CHS Articles and Bylaws • These are words and phrases that aren’t used by CHS any longer • Examples: • Cenex Supply and Marketing • CENEX, Inc. • Defined members • Defined business units • Defined member board • Equity participation units • You can find details, including all proposed changes to the CHS Articles of Incorporation and Bylaws at chsinc.com/amendments • If you have questions or comments, please contact me or any CHS Board member or email your thoughts to feedback@chsinc.com

  • Since January 2021, the CHS Board has approved an additional $50 million in equity redemptions to owners since the 2020 CHS Annual Meeting • $25 million is allocated for member cooperatives (associations), redeeming oldest equity first. Those payments will go out before the close of FY21. • $25 million is being set aside for eligible individual producer-owners, based on requests that come in for estates and age 70+. Those requests will be paid as they are validated. • This $50 million is in addition to $33 million in approved equity redemptions announced at the 2020 CHS Annual Meeting, for a total of $83 million planned for equity redemptions in FY21. • The $83 million in equity redemptions, plus $30 million in cash patronage sent out in early calendar 2021, brings the total to $113 million authorized for returns to owners in the form of cash patronage and redeemed equity in FY21. • The increase was made possible by growing financial strength as CHS recovers from effects of the global pandemic and by owner support through a strong spring season.

  Remarks by Jay Debertin, president and CEO, CHS Inc.

   I’m here today to give you a report on progress in FY21 and on our strategic initiatives  First, a quick look at 2021 priorities o Navigate the pandemic, keeping our employees, owners, customers and communities safe o Protect our financial health o Make a stronger CHS by rethinking and advancing how we operate at every step along the supply chain  You’ll see we’re making good on the first two priorities – emerging from the pandemic, the numbers speak for themselves  We are taking significant steps on the third – our businesses are working together more effectively than ever before, taking waste out of the system and adding value. We are making steps to be a better company. o Example: Buying grain for the entire enterprise through a more seamless system o Example: Coordinating transportation efforts between businesses for more efficient movement and leveraging larger volumes o Example: Taking ATS produced at our McPherson refinery and selling it through our agronomy system o Example: Extending the value of CHS Agronomy through the system, bringing those advantages to local co-ops

   Our enterprise strategies haven’t changed; everything we do addresses these strategies o Creating an experience that empowers you to make CHS your first choice o Growing market access to add value o Evolving our core businesses by leveraging market dynamics o Transforming our business to unleash the power of the enterprise  You’ll hear about some of the things that CHS businesses are doing to address the first three strategies – they are focused on making our businesses work harder for you, opening new/bigger markets and ultimately making CHS your first choice  We are really focused on transformation – finding the power that comes from new ideas applied in smarter ways Agronomy: Evolution of agronomy business  Overall crop protection market share growth exceeding industry growth  Applying our supply chain strength and logistics abilities to keeping warehouses full even with supply constraints  Partnering with leaders outside our industry to find new technology applications; one example: Grand Farm collaboration  Using data and predictive models to understand where crop production needs and opportunities are by region, then mobilizing to address needs  Ag tech is a focus going forward  Pulling cost out of the supply chain and gaining revenue on costs incurred

  Global Grain & Processing: Focus on soy/canola assets/marketing/applications  Exceptional demand for soy protein, soy oil, canola oil  We are in an excellent position to leverage our marketing abilities to meet the need and to take advantage of strong margins  Renewable diesel is driving this; food versus fuel issues are coming  The industry will likely overbuild  Our digital supply chain is evolving rapidly o We can track shipments by ship, barge or railcar; know when they will arrive; track conditions that can affect quality. o Result: A more efficient system that maintains grain value, meets customer needs and makes CHS a better supplier o Bottom line: Better market access and more value for owners  Expanding Fairmont, Minn., soy crushing facility – complete this fall – 30% increase in capacity  Expanding Myrtle Grove, La., export facility – planned completion in 2023 – 30% increase in grain volume  Mankato, Minn., soy processing facility expansion beginning now  Using refined soy oil to improve adjuvant performance for agronomy customers; better weed control to improve crop yield  Opportunities in biodiesel; CHS is in a unique position to respond Energy: Flexing with industry changes  Committed to providing diesel needs: Refineries continue to add technology to get more diesel per barrel, premium diesel volume continues to climb  Continuing investment in Cenex® brand with LIFT initiative to help retailers provide experience consumers want; well into four-year program to update all Cenex location exteriors; CHS Refined Fuels partnering with CHS Capital to provide no-interest financing for store interior updates  AI/BI uses supply/demand information, customer data, weather data and other inputs to inform refinery production decisions and product delivery  Renewable market shifts: Scenario planning and strength in energy and processing give CHS versatile energy solutions; no single solution, but change won’t be over night and we will adapt as market conditions dictate  Will mean changes to our business and a more balanced portfolio  We have adapted over my years with CHS and will continue to do so Sustainability and Agriculture  Rooted in purpose and values  Larger part of investments going forward: expenses and capital  Agriculture must be at the table  Solutions with impacts are still ahead of us  Approach at CHS o Farmer opportunity o Business impacts

  Remarks by Olivia Nelligan, CFO, CHS Inc.

  We are happy to report significant improvement in our financial results and performance as the year has progressed. This is a summary of net income by business segment and our Corporate and Other category for the third quarter, for the three months ended May 2021. Energy • Our energy business had a pretax income of $5.0 million versus a $54.8 million pretax loss last year, an improvement of $59.7 million. Overall, revenue and earnings improved significantly over the fiscal 2020 third quarter and over the fiscal 2021 second quarter as volumes and margins began to recover from effects of the pandemic. • Higher refined fuels crack spreads (the price differential between refined products and inputs such as crude oil) year over year resulted in fiscal 2021 third quarter margin gains. Comparative profitability was also helped by the absence of a $42.0 million noncash charge to reduce refined fuels inventories to their market value that impacted the prior year’s third quarter, but did not reoccur in the current year. • We saw less favorable pricing on heavy Canadian crude oil. • We also experienced exceptionally high costs of renewable energy credits, or RINs, which we are required to purchase under the Renewable Fuel Standard and which adversely impacted profitability by approximately $82.0 million over the prior year.

  Ag • The Ag segment generated pretax income of $140.1 million in the third quarter versus pretax income of $95.4 million in the prior year, so a positive change year over year for the quarter of $44.8 million. • This significantly improved earnings performance was driven by a number of factors, which included: • Strong global demand, especially from China, drove commodity prices higher and led to continued higher volumes for grain. We also saw increased demand for oilseed, both into food markets and as a feedstock for renewable diesel. These demand trends significantly improved Ag segment earnings compared to the prior year’s third quarter. • Higher overall margins were partially offset by temporary mark-to-market losses for certain processing and food ingredients products, which we expect to reverse over time. • Increased volumes of agronomy products, also stemming from stronger demand due to favorable weather conditions, compared with the previous year’s third quarter. • We also saw increased equity income from our JV investment in TEMCO grain export facilities in the Pacific Northwest. Nitrogen Production Our Nitrogen Production segment represents our investment in CF Nitrogen. • Pretax income of $46.6 million versus prior year of $23.5 million represents a positive year-over-year change for the quarter of $23.1 million. • This increase was primarily a result of increased sales prices for urea and urea ammonium nitrate (UAN), which are the focus of our commercial relationship with, and equity distributions from, CF Nitrogen. Corporate and Other This category primarily includes CHS Hedging, CHS Capital and our joint venture equity investments in both Ardent Mills, a leading flour supplier, and Ventura Foods, a producer of edible oil based branded and private label food products. • Our Corporate and Other category reported pretax income of $64.5 million versus prior year of $6.3 million, so a positive change of $58.1 million year over year for the quarter. • The increase relates primarily to increased equity income from Ventura Foods as a result of favorable market conditions for oils and a recovery of sales volumes lost during the early stages of the COVID-19 pandemic. Overall • In total, we saw a pretax income of $256.2 million during the third quarter, compared with pretax income of $70.4 million in the prior year, a positive change of $185.8 million. • In Q3 of fiscal 2021, we had an income tax benefit of $17.5 million. Our quarterly income tax expense/benefit is based on the mix and amount of full-year earnings projected across our business units and our equity management assumptions. • Our total net income attributable to CHS for the quarter was $273.6 million versus prior year of $97.6 million, so a positive change of $175.9 million.

  Here’s a look at our net income for the nine months ended in May 2021. The first six months of our fiscal year 2020 occurred before the pandemic began impacting our operations and profitability, so think about YTD 2020 as two “normal” quarters and one in the pandemic. However, in fiscal year 2021, the lingering impacts of the pandemic have affected us throughout 2021 year to date, especially in our Energy segment. Despite that, the year-to-date numbers look relatively strong, especially given the outstanding Q3 we saw in our Ag segment. Energy • Our Energy segment had a pretax loss of $116.9 million versus a prior year pretax income of $246.3 million, so a year-over-year adverse change of $363.2 million. The pandemic adversely impacted demand and margins, including RINs prices hurting profitability by approximately $145 million in the first nine months. • The results in this segment have increasingly improved as the year has progressed and we see signs of continued marketplace recovery, which show a forward curve of crack spreads that provide more optimism as we head into next year. Ag • Our Ag segment had pretax income of $237.2 million versus the prior year pretax income of $60.7 million, so a positive change year over year of $176.5 million for the first nine months of the year. • We are very pleased with this performance, and we will continue to leverage our infrastructure, supply chain strength and dedicated and nimble teams to continue to capture value for our owners in this strong ag economy.

  Nitrogen Production • Our Nitrogen Production segment had pretax income of $62.3 million versus $45.7 million in the prior year in the first nine months, which is an improvement of $16.6 million. • We saw continued improvement in urea and UAN margins during the third quarter of fiscal 2021, which had a positive impact and lead to increased equity method income. Corporate and Other • The Corporate and Other category reported pretax income of $112.0 million versus prior year pretax income of $31.0 million, so a positive change of $81.0 million year over year, primarily attributed to significantly improved performance by Ventura Foods. Overall • Consolidated pretax income was $294.6 million versus prior year of $383.7 million, an adverse change of about $89.1 million. • Our income tax benefit for the first nine months was $10.1 million versus $18.3 million in the prior year. • Our net income attributable to CHS for the first nine months was $305.0 million versus a prior year net income of $401.0 million, a net decrease of $95.9 million.

  • Since January 2021, the CHS Board has approved an additional $50 million in equity redemptions to owners since the 2020 CHS Annual Meeting • $25 million is allocated for member cooperatives (associations), redeeming oldest equity first. Those payments will go out before the close of FY21. • $25 million is being set aside for eligible individual producer-owners, based on requests that come in for estates and age 70+. Those requests will be paid as they are validated. • This $50 million is in addition to $33 million in approved equity redemptions announced at the 2020 CHS Annual Meeting, for a total of $83 million planned for equity redemptions in FY21. • The $83 million in equity redemptions, plus $30 million in cash patronage sent out in early calendar 2021, brings the total to $113 million authorized for returns to owners in the form of cash patronage and redeemed equity in FY21. • The increase was made possible by growing financial strength as CHS recovers from effects of the global pandemic and by owner support through a strong spring season.